Exhibit 99.1

News Release
Contact:
Investor Relations
(281) 776-7575
ir@tailoredbrands.com

TAILORED BRANDS ANNOUNCES PLANS TO REDUCE HEADCOUNT AND
CLOSE STORES; OUTLINES LEADERSHIP CHANGES

▪	Expects corporate workforce reduction of approximately 20% of its corporate positions by the end of the fiscal second quarter

▪	Up to 500 stores identified for potential closure over time

▪	CFO Jack Calandra to depart Tailored Brands and Holly Etlin appointed as Chief Restructuring Officer

FREMONT, Calif. — July 21, 2020 — Tailored Brands, Inc. (NYSE: TLRD) today announced that, as a result of the unprecedented and industrywide business disruptions resulting from the coronavirus pandemic, it is implementing a series of operating and organizational changes.

Specifically, the Company will make organizational changes that will result in the elimination of approximately 20% of its corporate positions by the end of the fiscal second quarter. In addition, the Company has identified up to 500 retail stores for potential closure as well as associated opportunities to reduce and realign its store organization and supply chain infrastructure and organization to best serve its go-forward store footprint and e-commerce business. These changes are designed to strengthen the Company’s financial position and enable it to compete more effectively in the challenging retail environment.

Tailored Brands President and CEO Dinesh Lathi said, “We have safely reopened almost all of our retail stores and look forward to helping our customers look and feel their best for their moments that matter. Unfortunately, due to the COVID-19 pandemic and its significant impact on our business, further actions are needed to help us strengthen our financial position so we can navigate our current realities. It is always difficult to eliminate jobs and say farewell to our friends and colleagues. I want to thank our teammates affected by these changes as well as those who continue to help us meet the challenges currently facing our industry and who remain dedicated to serving our customers.”

Lathi added, “While today’s announcement is a difficult one, we are confident these are the right next steps to protect our business and position us to more effectively compete in today’s environment.”

In connection with these corporate personnel changes, the Company expects to record a pre-tax charge of approximately $6 million in the second quarter of fiscal 2020 for severance payments and other termination costs, all of which are cash costs.

Leadership Update

The Company also announced that Jack Calandra, Executive Vice President, Chief Financial Officer and Treasurer, will leave Tailored Brands as of July 31. In the near term, Calandra’s responsibilities will be divided between Lathi and Holly Etlin, a Managing Director at AlixPartners who has been appointed to the newly created role of Chief Restructuring Officer, reporting directly to Lathi. Ms. Etlin brings more than 30 years of restructuring experience and a deep expertise in retail, and has been working closely with the executive team and Board of Directors as an advisor since late March.

Lathi said, “Jack and I have been discussing a transition and, with a full appreciation of both the challenges to be solved and the opportunities to be realized in the next phase of the Company’s journey, we both agree this is the right time for a change. I want to thank Jack for his numerous, varied and significant contributions over the past three years. He leaves behind a strong Finance team that, with Holly’s support and leadership, will help us continue to build a strong future for our Company.”

Store Update

Tailored Brands has safely welcomed customers back to 96% of its retail stores in full compliance with CDC and government requirements. At the same time, the Company has re-evaluated the forecasted profitability and strategic value of every store in its fleet relative to current and anticipated trends in consumer demand and has identified up to 500 stores for closure over time. The Company has not yet quantified the expense savings and costs related to potential store closures and the corresponding store organization and supply chain infrastructure and organization realignment.

Additional information will be shared with impacted employees and customers as decisions are made, and store updates, hours and safety measures will continue to be available via the store locators on each of the Company’s brand websites: menswearhouse.com, josbank.com, kgstores.com and mooresclothing.com.

About Tailored Brands, Inc.

Tailored Brands is a leading omni-channel specialty retailer of menswear, including suits, formalwear and a broad selection of business casual offerings. We help our customers look and feel their best by delivering personalized products and services through our convenient network of stores and e-commerce sites. Our brands include Men's Wearhouse, Jos. A. Bank, Moores Clothing for Men and K&G.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.mooresclothing.com, and www.kgstores.com.

This press release contains forward-looking information, including the Company’s statements regarding expected workforce reductions, potential store closures, costs related to the corporate organizational changes as well as its ability to strengthen its financial position. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that might cause or contribute to such differences include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, including the health and well-being of our employees and customers, temporary store closures, increases in the unemployment rate, furlough or temporary layoffs of our employees, our ability to increase our liquidity and preserve financial flexibility, and social distancing measures or changes in consumer spending behaviors; actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key employees; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products, including changes in apparel trends and changing consumer preferences; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; regional or national civil unrest or acts of civil disobedience; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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